Exhibit 10.1

FOURTH AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

THIS FOURTH AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into effective as of this 5th day of April, 2010 by and between Silicon Valley Bank (“Bank”) and SOURCE PHOTONICS, INC., a Delaware corporation, SOURCE PHOTONICS SANTA CLARA, INC. (f/k/a FIBERXON, INC.), a Delaware corporation and SOURCE PHOTONICS USA, INC. (f/k/a LUMINENTOIC, INC.), a Delaware corporation each with its principal place of business at 20550 Nordhoff Street, Chatsworth, CA 91311 (FAX 818-349-9258) and SOURCE PHOTONICS MACAO COMMERCIAL OFFSHORE LIMITED (f/k/a FIBERXON (MACAO COMMERCIAL OFFSHORE) LIMITED), an entity organized under the laws of Macao, registered with the Commercial and Movable Assets Registry of Macau under No. 24468 (SO) (each a “Borrower” and collectively “Borrowers”).

RECITALS

A.                                   Bank and Borrowers have entered into that certain Loan and Security Agreement dated as of April 7, 2008, as amended by that certain First Amendment to Loan and Security Agreement by and between Bank and Borrowers dated as of July 24, 2008, that certain Second Amendment to Loan and Security Agreement by and between Bank and Borrowers dated as of March 27, 2009 and that certain Third Amendment to Loan and Security Agreement dated as of October 1, 2009 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B.                                     Bank has extended credit to Borrowers for the purposes permitted in the Loan Agreement.

C.                                     Borrowers have requested that Bank amend the Loan Agreement to extend the maturity date and make certain other revisions as more fully set forth herein.

D.                                    Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.                                      Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.                                      Amendments to Loan Agreement.

2.1                               Section 2.2.2 (Facility Fee).  Section 2.2.2 is amended in its entirety and replaced with the following

“2.2.2              Facility Fees, Unused Fee.  Borrowers shall pay to Bank

(a)                                  Facility Fees. A fully earned, non-refundable facility fee of Thirty Thousand Dollars ($30,000) upon execution of that certain Fourth Amendment to Loan and Security Agreement by and between Borrowers and Bank effective as of April 5, 2010 and April 5, 2011; and

(b)                                 Unused Fee.  A fee, payable quarterly, in arrears, on a calendar year basis, in an amount equal to one quarter of one percent (0.25%) per annum of the average unused portion of the Facility Amount, as determined by Bank.”

2.2                               Section 2.2.4 (Administrative Fee).  Section 2.2.4 is amended in its entirety and replaced with the following

“2.2.4              Administrative Fee.  If at the end of any Reconciliation Period, Borrowers’ Senior Debt to EBITDA Ratio is greater than 2.00 to 1.00, Borrowers shall pay to Bank an administrative fee equal to one quarter of one percent (0.25%) of the face amount of each Financed Receivable financed during the subsequent Reconciliation Period (the “Administrative Fee”).  The Administrative Fee is payable when the Advance made based on such Financed Receivable is payable in accordance with Section 2.3 hereof.  After an Event of Default, the Administrative Fee will increase an additional 0.50% effective immediately upon the occurrence of such Event of Default.”

2.3                               Section 6.2 (Financial Statements, Reports, Certificates.).  Section 6.2(a)(ii) is amended in its entirety and replaced with the following:

“(ii) as soon as available, but no later than (a) forty five (45) days after the last day of each calendar quarter and (b) thirty (30) days after the last day of each month (other than March, June, September and December), a company prepared consolidated and consolidating financial statements prepared in accordance with GAAP (including P&L, balance sheet and statement of cash flow) covering each Borrower and each of its Subsidiary’s operations during the period certified by a Responsible Officer and in a form acceptable to Bank;”

2.4                               Section 6.2 (Financial Statements, Reports, Certificates.).  Section 6.2(a)(iii) is amended in its entirety and replaced with the following:

“(iii)                         as soon as available, but no later than one hundred eighty (180) days after the last day of each Borrower’s fiscal year (beginning with the 2010 fiscal year), audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Bank;”

2.5                               Section 6.2 (Financial Statements, Reports, Certificates.).  Section 6.2(e) is amended in its entirety and replaced with the following:

“(e)                            as soon as available, but no later than (a) forty five (45) days after the last day of each calendar quarter and (b) thirty (30) days after the last day of each month (other than March, June, September and December), deliver to Bank an aged listing of accounts receivable and accounts payable by invoice date, in form acceptable to Bank.”

2.6                               Section 13 (Definitions).  The following terms and their respective definitions in Section 13.1 of the Loan Agreement are either added or amended in their entirety and replaced with the following:

“Applicable Interest Rate Percentage” is (i) zero percent (0%) if Borrowers’ Senior Debt to EBITDA Ratio as of the most recently ended calendar quarter is less than 1.00:1.00 or (ii) two percent (2.00%) if Borrowers’ Senior Debt to EBITDA Ratio as of the most recently ended calendar quarter is greater than or equal to 1.00:1.00.

“EBITDA” means Borrowers’ consolidated earnings before interest, taxes, depreciation and amortization in accordance with GAAP.

“Maturity Date” is April 5, 2012.

“Senior Debt” means any short term or long term obligations owed by Borrowers, or Borrowers’ Chinese or Taiwanese subsidiaries to Bank or any other lender.  Any cash secured obligations shall be excluded from the computation of Senior Debt.

“Senior Debt to EBITDA Ratio’ means a ratio of (i) Senior Debt to (ii) annualized EBITDA measured on a trailing six (6) month basis.

2.7                               Exhibit B to the Agreement is hereby replaced with Exhibit B attached hereto.

3.                                      Limitation of Amendments.

3.1                               The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2                               This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.                                      Representations and Warranties.  To induce Bank to enter into this Amendment, each Borrower hereby represents and warrants to Bank as follows:

4.1                               Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2                               Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3                               The organizational documents of Borrower delivered to Bank on the Effective Date (or on the date of the First Amendment to Loan and Security Agreement with respect to Source Photonics Macao) remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4                               The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5                               The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6                               The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7                               This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.                                      Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6.                                      Effectiveness.  This Amendment shall be deemed effective upon the due execution and delivery to Bank of this Amendment by each party hereto.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

SOURCE PHOTONICS, INC.

By:	/s/ Brett Chloupek

Name: Brett Chloupek

Title: Chief Financial Officer

SOURCE PHOTONICS SANTA CLARA, INC.,
f/k/a FIBERXON, INC.

By:	/s/ Brett Chloupek

Name: Brett Chloupek

Title: Chief Financial Officer

SOURCE PHOTONICS USA, INC.,
f/k/a LUMINENTOIC, INC.

By:	/s/ Brett Chloupek

Name: Brett Chloupek

Title: Chief Financial Officer

SOURCE PHOTONICS MACAO COMMERCIAL OFFSHORE LIMITED,
f/k/a FIBERXON (MACAO COMMERCIAL OFFSHORE) LIMITED

By:	/s/ Anita Quan

Name: Anita Quan

Title: VP Finance China

BANK:

SILICON VALLEY BANK

By:	/s/ Ben Fargo

Name: Ben Fargo

Title: VP/Relationship Manager